Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 10, 2015, relating to the financial statements of Biocept, Inc., as of and for the years ended December 31, 2014 and 2013, in this Registration Statement on Form S-1/A. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of said Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

January 21, 2016